Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255517) pertaining to the Stock Option Plan and Performance and Restricted Share Unit Plan of Mind Medicine (MindMed) Inc. of our report dated March 28, 2022, with respect to the consolidated financial statements of Mind Medicine (MindMed) Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Professional Accountants
March 28, 2022	Licensed Public Accountants